 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 2, 2008

  Woize International Ltd.
(Exact name of registrant as specified in its charter)

Nevada	333-106144	98-039022
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3rd Floor, 14 South Molton Street, London W1K 5QP, United Kingdom
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 609-1966

(Former address, if changed since last report)

With Copies To:
Richard Friedman Esq.
Marcelle S. Balcombe Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel:(212) 930-9700 Fax:(212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On May 2, 2008, Woize International, Ltd. (the “Company”) dismissed its independent registered public accounting firm, Whitley Penn LLP (“Whitley Penn”). The Company's decision to dismiss Whitely Penn and engage (“C&H”) was approved by its Board of Directors on May 2, 2008.

Whitely Penn’s report on the Company's  financial  statements  for the fiscal years ended March 31, 2007 and 2006 contained an explanatory  paragraph  indicating that there was  substantial  doubt as to the Company's  ability to continue as a going  concern.  Other than such statement,  no report of Whitley Penn on the financial statements of the Company for either of the past two years  contained an adverse opinion  or  disclaimer  of  opinion,   or  was  qualified  or  modified  as  to uncertainty, audit scope or accounting principles.

During the Company's  two most recent fiscal years ended  March 31, 2007 and 2006 and the subsequent  interim period through  May 2, 2008, there  have been no disagreements  with Whitley Penn on any matter of accounting  principles or practices,  financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Whitely Penn, would have caused it to make reference to the subject matter of the  disagreement  in connection with its  reports.

The Company provided to Whitely Penn the disclosure contained in this Form 8-K and requested Whitely Penn to furnish a letter addressed to the Commission stating whether it agrees with the statements  made by the Company  herein and, if not,  stating the  respects in which it does not agree.  The requested letter is attached as Exhibit 16.1 to this Form 8-K.

(b) On May 2, 2008, the Board of Directors approved the Company’s engagement of Cordovano and Honeck LLP ("C&H") as independent registered public accounting firm  for the Company.  The Company engaged C&H on May 5 2008.

During the Company's  two most recent fiscal years ended  March 31, 2007 and 2006 and the subsequent  interim period through  May 2, 2008, neither the Company nor anyone on its behalf  consulted with C&H  regarding (i) the application  of accounting  principles to a specified proposed or  contemplated transaction,  (ii) the type of  audit  opinion  that  might be  rendered  on the Company's  financial  statements,  (iii) or oral  advice  that was an  important factor considered by us in reaching our decision as to any accounting,  auditing or  financial  reporting  issue or (iv) any  matter  that was the  subject  of  a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-K (there being none).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2008, Nick France was appointed to serve as a Director of the Company.  Mr. France 36, has served as Director of Operations for Smart Devices since 2003. In that position he assists in developing new and existing corporate, government and SME accounts. He also advises customers on new technology in the market combined with relevant software application to implement into their mobile wireless portfolio improving performance and cost savings throughout their business. At Smart Devices, Mr. France played a key role in increasing business turnover from £250,000 /year to £3 mill in 4 years. From 1992- 2003, Mr. France was Sales Director for Fracom International Components Ltd., an independent distributor of electronics. Mr. France attended Farnham Six Form College from 1988-1991 for Design & Technology.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
16.1	Letter from Whitley Penn LLP dated May 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOIZE INTERNATIONAL LTD.

	By:	/s/ Daniel Savino
Daniel Savino
Chief Executive Officer
May 8, 2008

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